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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Policyholders of
Metropolitan Life Insurance Company:

     We consent to the use in this Registration Statement of MetLife, Inc. on Form S-1 of our report dated February 4, 1999, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated February 4, 1999 relating to the consolidated financial statement schedules appearing elsewhere in this Registration Statement.

     We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP

    Deloitte & Touche LLP

New York, New York
November 22, 1999